                                   EXHIBIT D

                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Schedule 13D (and any further amendment filed by them) with respect to the shares of Common Stock, $0.001 par value per share, of MS Financial, Inc., a Delaware corporation.

Dated:   February 11, 1997.


                                   SEARCH CAPITAL GROUP, INC.


                                   By: /s/  George C. Evans
                                      -----------------------------------------
                                            George C. Evans
                                            Chairman of the Board, President
                                            and Chief Executive Officer


                                   SEARCH CAPITAL ACQUISITION CORP.


                                   By: /s/  Ellis A. Regenbogen
                                      -----------------------------------------
                                            Ellis A. Regenbogen
                                            Executive Vice President



                                       /s/  Robert D. Idzi
                                   --------------------------------------------
                                            Robert D. Idzi





                                      -1-